Cryoport Elects Edward Zecchini to Board of Directors

LAKE FOREST, Calif. – September 16, 2013 – Cryoport, Inc. (OTCBB: CYRX) today announced it has elected Edward J. Zecchini to its Board of Directors.  Mr. Zecchini is an established technology leader with over thirty years of experience in the healthcare and information technology industries. With this appointment, the Cryoport Board now has four members, of which three are independent directors, including Mr. Zecchini.

"Ed’s track record of translating business problems into profitable software products and effective customer solutions will be very valuable to Cryoport as we further expand and enhance our technology-based software solutions," said Jerrell Shelton, Cryoport's Chief Executive Officer. "Ed’s in-depth understanding of technologies, software, data warehousing, information management and his experience in working in transformative entrepreneurial environments are at the top of Ed’s qualifications. We look forward to his contributions and his verve for excellence."

Mr. Zecchini currently serves as Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC, a leading nationwide provider of information technology solutions to the home healthcare industry. Previously he held executive and senior level positions with IT Analytics LLC, Touchstone Health Partnership, HealthMarkets, Inc., Thomson Healthcare and SportsTicker, Inc.

“I am pleased to be joining the Board and work with this excellent team,” said Mr. Zecchini. “Cryoport’s technology platform and solutions are very impressive and have broad potential to solve real problems in the cold chain logistics market. I look forward to bringing my technical and strategic perspective at the board level to contribute to the future direction and growth of the company.”

Richard Rathmann, Chairman of the Board, commented, “I have known Ed for over twenty-five years.  His keen intellect and clarity of analysis would be helpful serving on any board.  His software expertise and technical know-how make him perfect for Cryoport as we develop strategies to maximize assets and accelerate growth.”

Mr. Zecchini holds a Bachelor of Arts degree from the State University of New York. He is a current director of Insur I.Q. LLC.

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About Cryoport, Inc.

Cryoport provides leading edge frozen shipping logistics solutions to the biotechnology and life science industries through the combination of purpose built proprietary hardware and software technologies and skilled total turnkey management of the entire logistics process. Cryoport Express® liquid nitrogen dry vapor shippers are validated to maintain a constant -150°C temperature for a 10 plus day dynamic shipment duration, and its Cryoportal™ Logistics Management Platform manages the entire shipment process, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. Cryoport’s total turnkey logistics solutions offer reliability, cost effectiveness, and convenience, while the use of recyclable and reusable components provides a “green” and environmentally friendly solution. Cryoport service options include recording the “chain of condition” and “chain of custody” for all shipments thereby meeting the exacting requirements for scientific work and for regulatory purposes. For more information visit www.cryoport.com.

Forward Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, and technical development risks. The company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended March 31, 2013. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Robert Stefanovich

619.481.6802

rstefanovich@cryoport.com

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